SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2019

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

000-1036848
(Commission File Number)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NYSE American Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02
Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

Retirement of Chief Financial Officer, Treasurer, Senior Vice President of Finance and Secretary

On December 30, 2019, AeroCentury Corp. (the “Company”) announced the decision by Ms. Toni M. Perazzo, 72, who presently serves as the Company’s Chief Financial Officer, Treasurer, Senior Vice President of Finance and Secretary,  to retire from these positions effective December 31, 2019. Ms. Perazzo’s decision to retire was not the result of any disagreement with the Company, and Ms. Perazzo will continue to serve as a director on the Company’s board of directors following her retirement.

Appointment of New Chief Financial Officer, Treasurer and Secretary

Effective January 1, 2020, Mr. Harold M. Lyons, 61, will be appointed to the positions of Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Lyons presently serves as the Vice President of Finance for the Company, and has been responsible for overseeing the Company’s tax accounting, tax analysis, acounting standards and research, and internal controls compliance under the Sarbanes-Oxley Act since 2003. Mr. Lyons has been employed by JetFleet Management Corp. (“JMC”), the management company for the Company’s assets that was acquired by and became a subsidiary of the Company in October 2018, and JMC-affiliated companies since 1992. Mr. Lyons was previously a Manager in the Tax Department of Coopers & Lybrand, Certified Public Accountants and, before that, Mr. Lyons was a Manager in the Tax Department of Arthur Young & Co., Certified Public Accountants. He received a Bachelor’s Degree in Business Administration (specializing in Accounting and Applied Economics) and a Master’s Degree in Business Administration (specializing in finance and management science) from the University of California, Berkeley. Mr. Lyons is a certified public accountant and a member of the American Institute of Certified Public Accountants (and its Tax Section) and the California Society of Public Accountants.

Mr. Lyons will serve in these positions at the direction and discretion of the Company’s board of directors and without a formal employment agreement. As compensation for his service in these positions, Mr. Lyons will receive an annual salary of $225,000, eligibility for a cash bonus in an amount and with other terms as determined at the discretion of the compensation committee of the Company’s board of directors, and eligibility for other benefits on the same basis as the Company’s other similarly situated employees. In addition, Mr. Lyons and the Company will enter into an indemnification agreement in the same form as the indemnification agreements the Company has entered into with its other officers and directors, which generally provides that the Company will indemnify Mr. Lyons to the fullest extent permitted by law against liabilities that may arise by reason of his service for the Company. Other than these arrangements, there are no arrangements or understandings between Mr. Lyons and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Lyons is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. There are also no family relationships between Mr. Lyons and any of the Company’s other executive officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 31, 2019

AEROCENTURY CORP.

By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. V.P. – Finance, Chief Financial Officer